Exhibit 99.1

APPLIED MATERIALS DELIVERS ALL-TIME RECORD PERFORMANCE

•	Record quarterly revenue of $3.97 billion, up 20% year over year

•	Record quarterly EPS of $0.91 up 63% year over year, and non-GAAP EPS of $0.93 up 41% year over year

•	Record annual revenues and operating profit for all segments

•	Momentum continues with record year-end backlog of $6.03 billion, up 32% year over year

SANTA CLARA, Calif., November 16, 2017 — Applied Materials, Inc. (NASDAQ:AMAT) today reported record results in its fourth quarter and fiscal year ended October 29, 2017.
Fourth Quarter Results
Compared to the fourth quarter of fiscal 2016, Applied grew net sales by 20 percent to $3.97 billion. On a GAAP basis, the company reported gross margin of 45.0 percent; operating income of $1.10 billion; and earnings per share (EPS) of $0.91. On a non-GAAP adjusted basis, year over year, the company increased gross margin by 2.5 points to 46.2 percent, grew operating income by 37 percent to $1.14 billion or 28.7 percent of net sales, and increased EPS by 41 percent to $0.93.
The company paid cash dividends of $107 million and used $385 million to repurchase 8 million shares of common stock at an average price of $48.65.
Full Year Results
In fiscal 2017, Applied grew net sales by 34 percent to $14.54 billion. On a GAAP basis, the company recorded gross margin of 44.9 percent, operating income of $3.87 billion, and EPS of $3.17. On a non-GAAP adjusted basis, year over year, the company increased gross margin by 2.9 points to 46.1 percent, grew operating income by 73 percent to $4.05 billion or 27.9 percent of net sales, and increased EPS by 86 percent to $3.25.
The company generated $3.61 billion in cash from operations, paid dividends of $430 million and used $1.17 billion to repurchase 28 million shares of common stock at an average price of $42.08.
“Fiscal 2017 was a record-breaking year for the company.  We have great momentum and we’re confident that in 2018 we can deliver strong double-digit growth across our semiconductor, display and service businesses,” said Gary Dickerson, president and CEO.  “This is the most exciting time in the history of the electronics industry. AI will transform entire industries over the coming years, creating trillions of dollars of economic value, and Applied is uniquely positioned to deliver the innovative materials needed to enable next-generation memory and high-performance computing.”

Applied Materials, Inc.

Results Summary

					Change
	Q4 FY2017	Q4 FY2016	FY2017	FY2016	Q4 FY2017 vs. Q4 FY2016	FY2017 vs. FY2016
	(In millions, except per share amounts and percentages)
Net sales	$3,969	$3,297	$14,537	$10,825	20%	34%
Gross margin	45.0%	42.4%	44.9%	41.7%	2.6 points	3.2 points
Operating margin	27.7%	23.6%	26.6%	19.9%	4.1 points	6.7 points
Net income	$982	$610	$3,434	$1,721	61%	100%
Diluted earnings per share	$0.91	$0.56	$3.17	$1.54	63%	106%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	46.2%	43.7%	46.1%	43.2%	2.5 points	2.9 points
Non-GAAP adjusted operating margin	28.7%	25.2%	27.9%	21.7%	3.5 points	6.2 points
Non-GAAP adjusted net income	$1,005	$722	$3,525	$1,950	39%	81%
Non-GAAP adjusted diluted EPS	$0.93	$0.66	$3.25	$1.75	41%	86%

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.
Business Outlook
In the first quarter of fiscal 2018, Applied expects net sales to be in the range of $4.00 billion to $4.20 billion; the midpoint of the range would be an increase of approximately 25 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $0.94 to $1.02; the midpoint of the range would be an increase of approximately 46 percent, year over year.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.04 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Fourth Quarter and Fiscal Year Reportable Segment Information

Semiconductor Systems	Q4 FY2017	Q4 FY2016	FY2017	FY2016
	(In millions, except percentages)
Net sales	$2,431	$2,127	$9,517	$6,873
Foundry	36%	52%	41%	40%
DRAM	12%	10%	16%	16%
Flash	38%	23%	34%	31%
Logic and other	14%	15%	9%	13%
Operating income	801	667	3,173	1,807
Operating margin	32.9%	31.4%	33.3%	26.3%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$847	$713	$3,357	$1,991
Non-GAAP adjusted operating margin	34.8%	33.5%	35.3%	29.0%

Applied Materials, Inc.

Applied Global Services	Q4 FY2017	Q4 FY2016	FY2017	FY2016
	(In millions, except percentages)
Net sales	$831	$693	$3,017	$2,589
Operating income	232	193	817	682
Operating margin	27.9%	27.8%	27.1%	26.3%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$232	$193	$821	$683
Non-GAAP adjusted operating margin	27.9%	27.8%	27.2%	26.4%

Display and Adjacent Markets	Q4 FY2017	Q4 FY2016	FY2017	FY2016
	(In millions, except percentages)
Net sales	$677	$452	$1,900	$1,206
Operating income	212	103	502	245
Operating margin	31.3%	22.8%	26.4%	20.3%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$215	$103	$507	$245
Non-GAAP adjusted operating margin	31.8%	22.8%	26.7%	20.3%
Backlog Information
Backlog by reportable segment as of October 29, 2017 and October 30, 2016 was as follows:

	FY2017		FY2016

	(In millions, except percentages)
Semiconductor Systems	$2,991	49%	$2,098	45%
Applied Global Services	1,130	19%	866	19%
Display and Adjacent Markets	1,847	31%	1,539	34%
Corporate and Other	63	1%	75	2%
Total	$6,031	100%	$4,578	100%

Applied Materials, Inc.

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted to exclude the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; income tax items and certain other discrete adjustments. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation, our development of new products and technologies, our business outlook for the first quarter of fiscal 2018, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Net sales	$3,969	$3,297	$14,537	$10,825
Cost of products sold	2,182	1,898	8,005	6,314
Gross profit	1,787	1,399	6,532	4,511
Operating expenses:
Research, development and engineering	466	394	1,774	1,540
Marketing and selling	105	114	456	429
General and administrative	118	114	434	390
Total operating expenses	689	622	2,664	2,359
Income from operations	1,098	777	3,868	2,152
Interest expense	57	38	198	155
Interest and other income, net	33	1	61	16
Income before income taxes	1,074	740	3,731	2,013
Provision for income taxes	92	130	297	292
Net income	$982	$610	$3,434	$1,721
Earnings per share:
Basic	$0.92	$0.56	$3.20	$1.56
Diluted	$0.91	$0.56	$3.17	$1.54
Weighted average number of shares:
Basic	1,064	1,081	1,073	1,107
Diluted	1,076	1,093	1,084	1,116

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 29, 2017	October 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,010	$3,406
Short-term investments	2,266	343
Accounts receivable, net	2,338	2,279
Inventories	2,930	2,050
Other current assets	374	275
Total current assets	12,918	8,353
Long-term investments	1,143	929
Property, plant and equipment, net	1,066	937
Goodwill	3,368	3,316
Purchased technology and other intangible assets, net	412	575
Deferred income taxes and other assets[1]	512	460
Total assets	$19,419	$14,570
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, notes payable and accrued expenses	2,450	2,256
Customer deposits and deferred revenue	1,665	1,376
Total current liabilities	4,115	3,632
Long-term debt[1]	5,304	3,125
Other liabilities	651	596
Total liabilities	10,070	7,353
Total stockholders’ equity	9,349	7,217
Total liabilities and stockholders’ equity	$19,419	$14,570

1 Balances reflect the effects of the retrospective adoption of the authoritative guidance in the first quarter of fiscal 2017, which required debt issuance costs to be presented as a direct reduction from the carrying amount of the related debt liability. These amounts were originally recorded under Other Assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Twelve Months Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Cash flows from operating activities:
Net income	$982	$610	$3,434	$1,721
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	105	100	407	389
Share-based compensation	58	51	220	201
Excess tax benefits from share-based compensation	(4)	(5)	(55)	(23)
Deferred income taxes	(17)	7	(11)	21
Other	(24)	18	(9)	38
Net change in operating assets and liabilities	(401)	16	(377)	119
Cash provided by operating activities	699	797	3,609	2,466
Cash flows from investing activities:
Capital expenditures	(124)	(88)	(345)	(253)
Cash paid for acquisitions, net of cash acquired	(12)	(11)	(68)	(16)
Proceeds from sales and maturities of investments	921	553	2,743	1,234
Purchases of investments	(1,314)	(443)	(4,856)	(1,390)
Cash provided by (used in) investing activities	(529)	11	(2,526)	(425)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	—	2,176	—
Debt repayments	—	—	(205)	(1,207)
Proceeds from common stock issuances and others	50	44	97	88
Common stock repurchases	(385)	(171)	(1,172)	(1,892)
Excess tax benefits from share-based compensation	4	5	55	23
Payments of dividends to stockholders	(107)	(108)	(430)	(444)
Cash provided by (used in) financing activities	(438)	(230)	521	(3,432)
Increase (decrease) in cash and cash equivalents	(268)	578	1,604	(1,391)
Cash and cash equivalents — beginning of period	5,278	2,828	3,406	4,797
Cash and cash equivalents — end of period	$5,010	$3,406	$5,010	$3,406
Supplemental cash flow information:
Cash payments for income taxes	$26	$13	$194	$157
Cash refunds from income taxes	$44	$9	$61	$113
Cash payments for interest	$76	$41	$186	$151

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q4 FY2017	Q4 FY2016	FY2017	FY2016
Unallocated net sales	$30	$25	$103	$157
Unallocated cost of products sold and expenses	(119)	(160)	(507)	(538)
Share-based compensation	(58)	(51)	(220)	(201)
Total	$(147)	$(186)	$(624)	$(582)
Additional Information

	Q4 FY2017	Q4 FY2016	FY2017	FY2016
Net Sales by Geography (In millions)
United States	415	289	1,474	1,143
% of Total	10%	9%	10%	11%
Europe	227	256	816	615
% of Total	6%	8%	6%	6%
Japan	507	364	1,518	1,279
% of Total	13%	11%	10%	12%
Korea	1,175	632	4,052	1,883
% of Total	30%	19%	28%	17%
Taiwan	718	1,154	3,291	2,843
% of Total	18%	35%	23%	26%
Southeast Asia	330	161	640	803
% of Total	8%	5%	4%	7%
China	597	441	2,746	2,259
% of Total	15%	13%	19%	21%

Employees (In thousands)
Regular Full Time	18.4	15.6

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$1,787	$1,399	$6,532	$4,511
Certain items associated with acquisitions[1]	45	42	172	167
Inventory reversals related to restructuring[2]	—	—	—	(2)
Non-GAAP adjusted gross profit	$1,832	$1,441	$6,704	$4,676
Non-GAAP adjusted gross margin	46.2%	43.7%	46.1%	43.2%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,098	$777	$3,868	$2,152
Certain items associated with acquisitions[1]	49	47	191	188
Acquisition integration costs	—	—	3	2
Reversals related to restructuring, net[2]	—	—	—	(3)
Other gains, losses or charges, net[3,4]	(9)	8	(12)	8
Non-GAAP adjusted operating income	$1,138	$832	$4,050	$2,347
Non-GAAP adjusted operating margin	28.7%	25.2%	27.9%	21.7%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$982	$610	$3,434	$1,721
Certain items associated with acquisitions[1]	49	47	191	188
Acquisition integration costs	—	—	3	2
Reversals related to restructuring, net[2]	—	—	—	(3)
Impairment (gain on sale) of strategic investments, net	(7)	6	(3)	3
Loss on early extinguishment of debt	—	—	5	5
Other gains, losses or charges, net[3,4]	(9)	8	(12)	8
Resolution of prior years’ income tax filings, reinstatement of federal R&D tax credit and other tax items[5]	(11)	57	(79)	45
Income tax effect of non-GAAP adjustments[6]	1	(6)	(14)	(19)
Non-GAAP adjusted net income	$1,005	$722	$3,525	$1,950

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2	Results for fiscal 2016 included favorable adjustments associated with the cost reductions in the solar business.

3	Results for the three and twelve months ended October 29, 2017 included immaterial correction of errors related to prior periods.

4
Results for the three and twelve months ended October 30, 2016 included a loss of $8 million due to discontinuance of cash flow hedges that were probable not to occur by the end of the originally specified time period.

5	Results for the three and twelve months ended October 29, 2017 included the recognition of previously unrecognized foreign tax credits.

6	These amounts represent non-GAAP adjustments above multiplied by the effective tax rate within the jurisdictions that the adjustments affect.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$0.91	$0.56	$3.17	$1.54
Certain items associated with acquisitions	0.04	0.04	0.16	0.16
Resolution of prior years’ income tax filings, reinstatement of federal R&D tax credit and other tax items	(0.01)	0.05	(0.07)	0.04
Other gains, losses or charges, net	(0.01)	0.01	(0.01)	0.01
Non-GAAP adjusted earnings per diluted share	$0.93	$0.66	$3.25	$1.75
Weighted average number of diluted shares	1,076	1,093	1,084	1,116

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Twelve Months Ended
(In millions, except percentages)	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$801	$667	$3,173	$1,807
Certain items associated with acquisitions[1]	46	46	184	184
Non-GAAP adjusted operating income	$847	$713	$3,357	$1,991
Non-GAAP adjusted operating margin	34.8%	33.5%	35.3%	29.0%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$232	$193	$817	$682
Certain items associated with acquisitions[1]	—	—	1	1
Acquisition integration costs	—	—	3	—
Non-GAAP adjusted operating income	$232	$193	$821	$683
Non-GAAP adjusted operating margin	27.9%	27.8%	27.2%	26.4%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$212	$103	$502	$245
Certain items associated with acquisitions[1]	3	—	5	—
Non-GAAP adjusted operating income	$215	$103	$507	$245
Non-GAAP adjusted operating margin	31.8%	22.8%	26.7%	20.3%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.